UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            May 16, 2013

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 16, 2013, West Marine, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s principal executive offices located at 500 Westridge Drive, Watsonville, California 95076.  The number of shares of the Company’s common stock entitled to vote at the Annual Meeting was 24,152,158, of which 23,297,724 shares were present in person or represented by valid proxy at the meeting.

The stockholders voted on three proposals as described in the Company’s definitive proxy statement dated April 5, 2013.  The final voting results for each item presented at the Annual Meeting are set forth below.

Proposal 1:  Election of Director Nominees

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTES
Randolph K. Repass	18,037,882	3,500,688	1,759,154
Matthew L. Hyde	21,526,928	11,642	1,759,154
Dennis F. Madsen	21,454,890	83,680	1,759,154
James F. Nordstrom, Jr.	21,520,544	18,026	1,759,154
Robert D. Olsen	21,520,071	18,499	1,759,154
Barbara L. Rambo	21,454,385	84,185	1,759,154
Alice M. Richter	21,526,482	12,088	1,759,154
Christiana Shi	21,454,051	84,519	1,759,154

Proposal 2:	Ratification of Selection of Grant Thornton LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 28, 2013

FOR	WITHHELD	ABSTAINED
23,101,212	26,848	169,664

Proposal 3:  Approval, on an advisory basis, the compensation of the Company’s named executive officers

FOR	WITHHELD	ABSTAINED	BROKER NON-VOTES
19,371,564	2,072,848	94,158	1,759,154

Based on the above voting results, all director nominees were duly elected and the other two proposals passed.

Item 8.                      Other Information.
The Company has made no purchases under its repurchase program and, as originally contemplated, the Company expects to begin repurchasing shares following the release of second quarter 2013 earnings.  The Company intends to repurchase shares in amounts that offset shares issued upon the exercise of stock options since the beginning of fiscal 2013 and shares issued under the Company’s associate stock buying plan since the beginning of the year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: May 20, 2013	By:	/s/ Pamela J. Fields
Pamela J. Fields, Secretary